EXHIBIT 32.2


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                         RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the annual report of Madison Explorations, Inc. (the "Company") on Form 10-SB12G for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joel Haskins, Secretary, Treasurer and Director of the Company, certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: May 4, 2005                   By:  /s/ JOEL HASKINS
                                          ________________________________
                                              Joel Haskins
                                              Secretary, Treasurer and
                                              Director